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                                                                      EXHIBIT 11

DELOITTE & TOUCHE LLP

Suite 1200                          Telephone: (714) 436-7100
695 Town Center Drive               Facsimile: (714) 436-7200
Costa Mesa, California  92626-1924

CONSENT OF INDEPENDENT AUDITORS



    We consent to the incorporation by reference in this Post-Effective Amendment No. 20 to Registration Statement No. 33-13954 on Form N-1A of our report dated February 14, 1997, appearing in the Post Effective Amendment No. 19 to such Registration Statement.

     We also consent to the reference to us under the heading "Condensed Financial Information" appearing in the Prospectus of Pacific Select Fund and under the headings, "Financial Statements" and "Independent Auditors" in the Statement of Additional Information, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
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May 16, 1997